ODYSSEY MARINE EXPLORATION, INC.
                              3604 SWANN AVENUE
                            TAMPA, FLORIDA  33609
                               (813) 876-1776
                        ________________________________

                             INFORMATION STATEMENT
                        ________________________________

                   ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
                        SPECIAL MEETING OF SHAREHOLDERS

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY
                        ________________________________


     This Information Statement will be first sent or given to shareholders of Odyssey Marine Exploration, Inc. (the "Company") on or about November 12, 2001, in connection with the action taken by shareholders holding approximately 57.1% of the Company's outstanding stock by written consent in lieu of holding a special meeting of shareholders.

     On November 7, 2001, the holders of 15,051,245 shares of the Company's common Stock (the "Common Stock"), signed a written consent to become effective on December 5, 2001, approving amendments to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock covered by the Plan from 2,000,000 to 3,500,000 shares. On November 7, 2001, there were 26,365,536 shares of Common Stock issued and outstanding, and no shares of Preferred Stock outstanding.

     Pursuant to the provisions of the Nevada Business Corporation Act, any action which can be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power. Such a consent has been executed by shareholders which own an aggregate of approximately 57.1% of the outstanding shares of Common Stock.

     Rule 14c-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, requires that the Company prepare an Information Statement containing certain information related to the action approved by written consent of a majority of the voting power, and to mail the information statement to the Company's shareholders at least 20 calendar days prior to the date on which the corporate action is taken.

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding is required for the approval of the amendments to the Company's 1997 Stock Option Plan.

     THIS IS NOT A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 7, 2001, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each Officer and Director individually and all Officers and Directors of the Company as a group:


                                            Amount of
                                            Beneficial        Percentage
Name of Beneficial Owner                    Ownership          of Class
------------------------                   --------------     -----------

MacDougald Family Limited Partnership      11,253,008 (1)        39.8%
3773 Howard Hughes Parkway, Suite 300N
Las Vegas, Nevada  89109

Gregory P. Stemm                            2,291,741 (2)         8.6%
3604 Swann Avenue
Tampa, Florida  33609

John C. Morris                              1,932,895 (3)         7.2%
3604 Swann Avenue
Tampa, Florida  33609

David A. Morris                               657,253 (4)         2.5%
6522 Bimini Court
Apollo Beach, Florida  33572

George Knutsson                                50,000 (5)         0.2%
4621 Gandy Boulevard
Tampa, Florida  33611

David J. Saul                                       0              --
18 Devonshire Bay Road
Devonshire DV07
Bermuda

Henri G. Delauze                                    0              --
36 Boulevard des Oceans - BP 143
13275 Marseille Cedex 09
France

All Officers and Directors as a             4,931,889            17.9%
Group (6 Persons)
______________________

(1) Includes 9,364,008 shares held directly and 1,889,000 shares underlying currently exercisable warrants.

(2) Includes 626,182 shares held of record by Greg and Laurie Stemm, 1,245,559 shares held by Adanic Capital, Ltd., a limited partnership for which Greg Stemm serves as general partner, and 420,000 shares underlying stock options exercisable within 60 days.

(3) Includes 1,471,229 shares held of record by John Morris, 445,000 shares underlying stock options exercisable within 60 days, and 16,666 shares underlying the option to convert revenue participation certificates into Common Stock.

(4) Includes 307,253 shares held of record by David A. Morris, 30,000 shares held by Andrew P. Morris and Chad E. Morris, his sons who live in the same household, and 320,000 shares underlying currently exercisable stock options.

                APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In July 1997, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1997 Plan") and it was approved by the Company's shareholders in September 1997. The Board of Directors believes that the 1997 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1997 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. Prior to the recent amendments, the total number of shares of Common Stock subject to options under the 1997 Plan could not exceed 2,000,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

     The Board of Directors may amend the 1997 Plan at any time, provided that the Board may not amend the 1997 Plan to materially increase the number of shares available under the 1997 Plan, materially increase the benefits accruing to Participants under the 1997 Plan, or materially change the eligible class of employees without shareholder approval.

     As of February 28, 2001, there were options to purchase 2,000,000 shares of the Company's Common Stock outstanding under the 1997 Plan. These options have exercise prices ranging from $0.30 to $4.00 per share.

AMENDMENTS TO THE PLAN

     In January and October 2001, the Board of Directors adopted amendments to the 1997 Plan to increase the number of shares reserved for issuance under the Plan from 2,000,000 to 3,500,000, subject to shareholder approval of the amendments.

     In June 2001, the Board of Directors granted, subject to shareholder approval of the amendments, non-qualified options under the plan to John C. Morris, Gregory Stemm, Mark Goldman and George Knutsson, Officers and Directors of the Company, to purchase an aggregate of 300,000 shares of the Company's Common Stock at $.50 per share. After that time, Mark Goldman resigned as a Director, however, the options granted to him did not expire as a result of his resignation.

NEW PLAN BENEFITS

     The following table sets forth information as to the benefits or amounts that will be received by each of the following persons or groups with respect to options which have been granted under the 1997 Plan that will become effective upon approval of the amendments to the Plan:

                     Amendments to 1997 Stock Option Plan
                     ------------------------------------

                                                          Number of Shares
                                                             Underlying
      Name and Position          Dollar Value ($)(1)      Options Granted
      -----------------          -------------------      ----------------

John C. Morris, President             $35,000                  100,000

Gregory P Stemm, Vice                 $35,000                  100,000
 President

All current Executive Officer         $70,000                  200,000
 Directors as a Group (2
 Persons)

All non-Executive Officer             $35,000                  100,000
 Directors as a Group (4
 Persons)(2)

All non-Executive Officer                   0                    -0-
 Employees as a Group
 (2 Persons)
________________________

(1) The dollar value of the options granted was calculated by multiplying the number of options by the difference in the fair market value of the Company's Common Stock on October 23, 2001 ($0.85) less the exercise price.

(2)  Includes options held by a former Director.

                            SHAREHOLDER PROPOSALS

     The Board of Directors has not yet determined the date on which the next annual meeting of shareholders will be held. Any proposal by a shareholder intended to be presented at the Company's next annual meeting of shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 John C. Morris, President

Tampa, Florida
November 7, 2001